UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 1, 2023
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Vacasa, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-41130 (Commission File Number)	87-1995316 (I.R.S. Employer Identification No.)
850 NW 13th Avenue Portland, OR 97209
(Address of principal executive offices) (Zip Code)
(503) 345-9399
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	VCSA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2023, the Board of Directors of Vacasa, Inc. (the “Company”) appointed John Banczak, the Company’s Chief Operating Officer, as the principal operating officer, effective February 6, 2023. Mr. Banczak succeeds Craig Smith, who ceased serving as the Company’s Chief Commercial Officer and principal operating officer, effective February 6, 2023.

In connection with Mr. Smith’s separation, the Company entered into a Separation and Release Agreement with him, which provides that his employment with the Company will end on March 13, 2023, and provides for separation benefits that are materially consistent with the separation benefits Mr. Smith is eligible for under his Change in Control and Retention Agreement with the Company.

Mr. Banczak, age 54, joined the Company in April 2021 following the Company’s acquisition of TurnKey Vacation Rentals (“TurnKey”), where he served as co-founder and Chief Executive Officer from October 2012 to March 2021. Prior to TurnKey, Mr. Banczak served as a Vice President at HomeAway (now Vrbo) from March 2010 to March 2012. In addition, Mr. Banczak served as President and Chief Operating Officer of BedandBreakfast.com from April 2004 to March 2010, as a director of airline, car and GDS operations at Hotwire.com from March 2002 to April 2004. Mr. Banczak holds a BBA from the University of Wisconsin and an MBA from Northwestern University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACASA, INC.

By:	/s/ Jamie Cohen
Name:	Jamie Cohen
Title:	Chief Financial Officer

Date:    February 6, 2023